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                                                                 Exhibit 10.20.1

                                                                  EXECUTION COPY

                              AMENDMENT ONE TO THE
                              EMPLOYMENT AGREEMENT

     This Amendment is hereby entered into effective as of February 1, 2002, by and between The Nasdaq Stock Market, Inc. (the "Company") and Richard G. Ketchum (the "Executive").

                               W I T N E S S E T H

     WHEREAS, the Company and the Executive entered into on December 29, 2000, an Employment Agreement (the "Employment Agreement"), providing for the Executive's continued employment with the Company; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement.

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4 of the Employment Agreement is hereby amended by adding the following two new sentences at the end thereof:

               Notwithstanding the foregoing, twenty percent (20%) of the Incentive Compensation, otherwise due and payable with respect to each calendar year (the "Retained Amount"), shall be retained by the Company in accordance with the terms of the Company's Retention Component of the Incentive Compensation Program, as adopted by the Compensation Committee on January 23, 2002 (the "Retention Policy"), as such policy may be amended from time to time. The Retained Amount shall be credited with interest at the rate set forth in the Retention Policy and shall be due and payable pursuant to the terms of the Retention Policy.

     2. For the avoidance of doubt, this Amendment shall in no way reduce or otherwise negatively impact: (i) the calculation of the SERP benefits due the Executive pursuant to Section 5(b) of the Employment Agreement, or (ii) the amount of severance otherwise due and payable to the Executive in accordance with applicable subsection of Section 9 of the Employment Agreement.

     3. Except as specially set forth above, all other provisions of the Employment Agreement shall remain unchanged and in full force effect.



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed February 17, 2002.

                                  By: /s/ Richard G. Ketchum
                                     -------------------------------------------
                                      Richard G. Ketchum


                                  THE NASDAQ STOCK MARKET, INC.


                                  By: /s/ H. Furlong Baldwin
                                     -------------------------------------------
                                      H. Furlong Baldwin, Chairman of
                                      The Nasdaq Stock Market, Inc.
                                      Management Compensation Committee




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